UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2009

Stem Cell Innovations, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10379	22-2313648
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11222 Richmond Ave., Suite 180, Houston, Texas		77082
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-679-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 29. 2009, Stem Cell Innovations, Inc. (the "Company"). entered into an agreement with Margie Chassman ("Chassman") and Alpha Capital Anstalt ("Alpha") pursuant to which Chassman agreed to provide $500,000 of financing to the Company over a six-month period commencing upon approval by the Company’s stockholders of amendments to the Company’s Certificate of Incorporation (the "Amendments") reducing the par value of the Company’s common stock from $.01 per share to $.0001 per share and increasing the number of authorized shares of common stock from 4 billion to 20 billion. The financing will be in exchange for 3-year notes bearing interest at the rate of 8 per cent per annum. These notes will be convertible into common stock of the Company at the lower of $.01 per share or 80% of the average of the lowest three day closing prices of the common stock for the ten days preceding a conversion request. In connection with this financing, the Company agreed to further reduce the conversion price on the $1 million of convertible notes held by Chassman, which had been adjusted in the previously reported December 31, 2008 financing to $.0068 per share, to $.0002 per share. This adjustment in the conversion price is also conditioned on the Company obtaining stockholder approval to reduce the par value of a share of its common stock to $.0001 per share and to increase the authorized common stock to 20 billion shares. Moreover, the Company agreed to exchange the $1 million of convertible notes for $1 million stated value of Series 3 Convertible Preferred Stock, which will be convertible at a rate of one share of common stock for each $.0002 of stated value upon reduction of the par value of the Company’s common stock. In connection with this financing by Chassman, it was necessary to procure the waiver by Alpha of its right of first refusal under its financing documents with the Company related to the December 31, 2008 financing. As an inducement to Alpha to give that waiver, Chassman agreed to assign 150 million shares of the Company’s common stock to Alpha or its designee upon approval of the Amendments by the Company’s stockholders. As a further condition on Chassman’s agreement to advance the $500,000 to the Company, the Company agreed to grant, during the 60-day period commencing upon stockholder approval of the Amendments, fully vested five-year stock options to James Kelly, the Company’s CEO, and Mark Germain, the Company’s Chairman of the Board, to purchase common stock representing, respectively, 6% and 4% of the fully diluted common stock outstanding on the date of the grant at an exercise price equal to the market value per share of the common stock on that date.

The description of the terms of this financing is qualified in its entirety by reference to the full text of the Modification Agreement, a copy of which is annexed hereto as an exhibit and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Cell Innovations, Inc.

June 2, 2009	By:	James H. Kelly

Name: James H. Kelly
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement